UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2012

AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200 Austin, TX 78738
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (512) 732-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 14, 2012, Oliver Luck was appointed to the Board of Directors of American Campus Communities, Inc. (the "Company").  A copy of the press release issued in connection with the appointment of Mr. Luck is attached hereto as Exhibit 99.1.

Mr. Luck will serve as an independent director and has not been appointed to any Board committees at this time.  In connection with his appointment to the Board of Directors, Mr. Luck received an initial grant of restricted stock units with a fair market value on the date of grant of $71,500.  This grant immediately vested and was settled in shares of common stock.  In connection with his service on the Board, Mr. Luck will receive annual cash compensation and equity grants pursuant to the Company's director compensation policy.

Item 9.01.      Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit Number	Title

99.1	Press release, dated December 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 19, 2012	AMERICAN CAMPUS COMMUNITIES, INC.

		By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Title
99.1	Press release, dated December 14, 2012